Trade Acceptance Program
Buyer Acknowledgment

(Buyer)                    Homes for America Holdings, Inc.

(Address)                  1 Odell Plaza

(Address)                  Yonkers, NY 10701

Federal ID Number:         88-0355-4480000

Name and Title of Person(s)
Authorized to Sign on Behalf of Buyer:     Robert MacFarlane
                                           President

Buyer in its business purchases products, goods and/or services and/or borrows money in connection with either a commercial or financial transactions (collectively referred to as the "Merchandise") from commercial providers of such Merchandise (hereafter "Sellers"). Buyer has been introduced to the Trade Acceptance Draft Program (the "TAD Program") offered by Actrade Capital Inc. ("Actrade").

Signing this Acknowledgment Form imposes no obligation upon Buyer to use the TAD Program at any time. By signing this Acknowledgment Form, Buyer confirms that, IF IT ELECTS TO USE THE TAD PROGRAM IN THE FUTURE, then Buyer, by issuing one or more TADs (as defined below) prepared in connection with transactions with its commercial Sellers, and in consideration of Actrade's purchase thereof from such commercial Sellers, confirms its agreement that the following general terms shall apply:

1. The TAD: A "Trade Acceptance Draft" ("TAD") is a draft prepared in connection with a commercial or financial transaction on the account of the Buyer, which is issued and signed by the Buyer as payment for Merchandise. By issuing a TAD, Buyer hereby agrees to pay such TAD at a designated bank when it becomes due. A TAD identifies a specific amount due on a specific date in the future, as agreed to by Buyer, and is payable from a specific, designated bank account of Buyer. A TAD is an instrument evidencing Buyer's obligation to make a specific payment for Merchandise under the Uniform Commercial Code of the State of New York and on its due date serves as a pre-authorized payment draft against the designated account in exactly the same fashion as an ordinary check.

2. Purchase: The Merchandise for which Buyer has, or will, issue one or more TADs shall have been purchased from Sellers in the ordinary course of Buyers business;

3. Full Delivery: By Buyer's participation in Actrade's TAD Program, Buyer agrees to deem the Merchandise for which it has paid by issuing any TAD or TADs to have been received as ordered and Actrade may rely upon delivery of the TADs as evidence of full performance by Seller;

4. Inspection: By Buyer's participation in Actrade's TAD Program, Buyer agrees that it will have, if appropriate, duly inspected the Merchandise for which it has paid by issuing any TAD or TADs and found it to be acceptable;

5. No Commercial Dispute: Buyer has no, and will not in the future claim any, commercial dispute, defense, claim or offset, against Seller or Actrade, which would cause or permit it to refuse payment of a TAD when presented to the bank designated by Buyer for payment of such TAD (the "Paying Bank") on the due date;

6. Available Funds: On the due date of any TAD, Buyer will have available funds on deposit at the Paying Bank to permit payment of such the TAD when presented;

7. Negotiability: The TADs are negotiable instruments as defined in the Uniform Commercial Code of the State of New York, and in particular under Sections 3-104 end 3-409 thereof, and can be transferred by the endorsement of Seller or any subsequent holder of the TAD.

8. Change of Paying Bank: If Buyer changes the designated account and/or Paying Bank, such change must be made on at least 10 days prior written notice to Actrade; If the Paying Bank shall refuse payment on any TAD, Actrade may change the Paying Bank on any or all TADs purchased by Actrade to any bank where Buyer maintains an account or take any other action to enforce such TAD.

9.   DEFAULT: If Buyer defaults in the payment of any of the TAD(s) purchased by
     Actrade:

     a) Acceleration of Due Date: Actrade may accelerate the due dates of all other TADs it has purchased from the Seller which received such TADs from Buyer so that payment on all such TADs shall be due 10 days following the acceleration date.

     b) Default Fees: Buyer agrees that the face amount of each TAD which is not paid for any reason on the due date thereof (including without limitation, a due date accelerated pursuant to Paragraph 9(a)) shall bear interest at the rate of 1.5% per cent per month from the due date of such TAD through and including the date of payment and Buyer agrees to pay Actrade such interest together with the face amount of such TAD. Buyer shall also pay any actual charges incurred by Actrade in collecting defaulted TADs, including bank charges. return fees and legal fees.

     c) No Further Business With Seller: Upon a default in payment of any TAD, Buyer shall immediately relinquish its' right to purchase, order or request any further Merchandise from the Seller to which the defaulted TAD was delivered. At Actrade's request, such Seller shall cease to make any further sales of Merchandise to Buyer until such time as all defaulted TADs have been paid in full, together with all applicable default fees and charges due to Actrade.

10. Payment Authorization: Actrade (including any party to whom the TADs are sold, assigned, pledged or otherwise transferred) is authorized by Buyer to add to the TADs required or appropriate endorsements, signatures or encoding of bank routing and payment information to permit payment of amounts due to Actrade on the due dates by debit from Buyer's account at the specified Paying Bank;

11. Authorized Signature: Buyer shall ensure that all TADs are signed and that the signatures on TADs shall be of persons authorized as a signatory on the designated account at the Paying Bank and to execute instruments such as TADs. Actrade may rely upon the authority of the person executing this Agreement and TADs delivered in the future.

12. Valid Corporate Obligation: Buyer confirms, warrants and represents that the terms, conditions and provisions herein with respect to Buyers use of TADs and its participation in the TAD Program, have been duly approved by all necessary corporate action on the part of Buyer and that this acknowledgement and each of the TADs issued by the Buyer shall be the valid, legal and binding obligation of Buyer and that all required corporate action has been duly taken as required by Buyers charter, bylaws or any applicable provisions of law in connection with this acknowledgement and the TADs to be issued in conjunction herewith.

13. Arbitration: At the sole discretion of Actrade, all disputes and claims arising in connection with the use of the TAD Program between Buyer and Actrade may be submitted to arbitration in accordance with the provisions of the rules of the American Arbitration Association, by three (3) arbitors appointed in accordance with such rules. If Actrade so elects, the site of such arbitration shall be New York City, New York and the parties hereto each submit to such jurisdiction. Any award of the American Arbitration Association shall be final and binding upon both parties concerned.

14. Applicable Law, Venue, Jurisdiction and Service of Process: Buyer agrees that the laws of the State of New York shall apply to this Agreement and any dispute between Buyer and Actrade. Further, Buyer confirms its understanding that the TAD Program and the use of TADs is specifically subject to the provisions of the Uniform Commercial Code, of the State of New York, and in particular (but not exclusively) the definitional provisions of Section 3-104 and 3-409 thereof. Should Actrade not elect to submit any dispute hereunder to arbitration, you agree that any legal action or proceeding arising out of or relating to this Agreement or the relationship between Buyer and Actrade shall be instituted solely in the courts of the State of New York, within the City and County of New York, and the parties hereby submit to the jurisdiction of each such court in any such action or proceeding. Furthermore, Buyer consents to the service of process upon you in any such legal action or proceeding by means of either service upon the Secretary of the State of New York hereby designated as Agent for service of process or by certified mail, return receipt requested, addressed to Buyer at the address first above written, or such other address as Buyer may from time to time designate in writing.

15. Disclosure. Actrade is hereby authorized to release financial statements and related information pertaining to Buyer for the purpose of assessing security on Actrade's behalf.

16.  FOR BUYERS  ENGAGED IN THE  CONSTRUCTION  INDUSTRY:  If the TADs  signed by
     Buyer are related to the construction industry, then the following provisions shall also apply:

     a) Acceptance of Merchandise. Acceptance by Buyer of the TADs constitutes acceptance of the Merchandise, regardless of any provision of the primary contract or subcontract to the contrary and regardless of any subsequent rejection of the Merchandise by the owner of the property;

     b) Sale of TADs and Assignment of Claim. Seller may sell, assign or transfer any or all TAD's received to Actrade and in connection therewith, may also provide Actrade with an Assignment of Claim Agreement which assigns Seller's right to receive payment from the Buyer, or Buyer's general contractor or the owner of the property, under the construction contract. Buyer shall confirm the Assignment of Claim Agreement and will take all other action required by applicable law to effect the purpose thereof;

     c) Mechanic's Lien. In the event of a default in payment of any TAD, the foregoing Assignment of Claim Agreement may be filed with any other party, including Buyer's general contractor or the owner of the property or project, and Actrade may take any permitted action under the applicable law to enforce the Assignment of Claim Agreement

17. 7 - 12 MONTH MERCHANDISE PURCHASE OPTION: In situations involving financing the initial purchase of identifiable Merchandise Buyer may be offered the option of extended terms of up to 12 months. The terms and conditions of such a transaction shall be detailed in a separate Addendum which, when approved by Actrade, shall be affixed to and made a part hereof. When Buyer selects this option, and the transaction qualifies and is approved, the following additional terms will apply:

     a) Merchandise Purchase Financing. TADs to be accepted by Buyer must be issued to Seller in payment of the initial purchase price of specific Merchandise identifiable by serial number or other designation permitting the filing of appropriate UCC-1 financing statements.

     b) Location of Merchandise. During the term of the TADs the Merchandise must remain in the United States and Actrade must receive 30 day advance written notice of any proposed change of location thereof and Actrade must agree in writing to such change of location.

     c) First Lien. Actrade shall receive a first lien for the face amount of TADs issued and accepted by Buyer for the Merchandise until all TADs are paid in full. Actrade shall have the right, in its sole discretion, to perfect such first lien by filing appropriate UCC-1 Financing Statements. In connection therewith Buyer confirms that this Agreement, together with the Addendum relating to the specific transaction, constitute a "Security Agreement" as required under the Uniform Commercial Code. Further, Buyer authorizes Actrade to affix Buyer's name and its signature, as an authorized signatory for Buyer, on such UCC-1 Financing Statement for filing of such Statement. Upon payment of TADs in full Actrade shall release its security interest by delivery of a UCC-3 Termination Statement.

     d) TAD Terms. The terms of the TADs to he delivered to Seller in connection with the proposed Merchandise purchase transaction will be as set forth in the Bill of Sale delivered in connection with Actrade's purchase thereof.

18. Assignment. Buyer agrees that it shall not assign this Acknowledgment. Buyer agrees that Actrade may assign all of its rights, remedies, powers and privileges hereunder.

     This acknowledgment contains the entire agreement of the parties, supersedes all prior ones and may only be changed by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. Further, you confirm that the headings used in this Letter are solely for reference and our convenience and do not change the meaning of any provision hereof.

Company: Homes for America Holdings, Inc.
Paying Bank:  Chase Manhattan Bank
Account/ABA Number:

Signature:        /s/ Robert A. MacFarlane
                 -------------------------
Print Name:       Robert A. MacFarlane
Title:            CEO

Sworn To Before Me this---- day of -------------, 19--------


Notary: ----------------------------------------